Exhibit 3.1
CAESARS ENTERTAINMENT, INC.
AMENDED AND RESTATED BYLAWS
(Effective as of July 23, 2025)
ARTICLE I.

STOCKHOLDERS
Section 1.    Annual Meeting.
(1)    An annual meeting of stockholders (each such meeting, an “Annual Meeting”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix.
(2)    At an Annual Meeting, only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 1(3) of this Article I) shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Executive Chairman (if any), the Chief Executive Officer, the President or the Board of Directors (or any committee thereto), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any committee thereto), or (c) otherwise properly brought before the Annual Meeting by a stockholder (i) who is a stockholder of record on the date of giving the notice provided for in this Section 1(2) of Article I and on the record date for the determination of stockholders entitled to notice and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 1(2) of Article I. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than seventy-five (75) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public announcement of the date of the Annual Meeting was made, whichever first occurs.
(i)    To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the meeting of stockholders, a brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the meeting; and (b) as to the stockholder giving notice, the beneficial owner, if any, on whose behalf the proposal is being made, and their respective affiliates, if any: (i) the name and address of such person, (ii) (A) the class or series and number of all shares of capital stock of the Corporation which are owned beneficially or of record by such person and (B) a description in reasonable detail of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions engaged in by such person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such person is a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to capital stock of the Corporation, (iii) a description of all material relationships, agreements, arrangements, or understandings (whether written or oral) between or among such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, in such business, including any anticipated benefit therefrom to such person and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the rules and regulations promulgated thereunder. In addition, the stockholder giving notice must provide a written representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.
(ii)    A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1(2)(i) of Article I shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than (x) five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting and (y) eight (8) business days prior to the Annual Meeting.
(iii)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 1; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with said procedures. The chairman of the meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he or she should so determine, he or she shall so declare to the Annual Meeting. Any such business not properly brought before the Annual Meeting shall not be transacted. Nothing in this Section 1 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(3)    Nominations of persons for election to the Board of Directors may be made at any meeting of stockholders exclusively (a) by or at the direction of the Board of Directors in accordance with the procedures set forth in Section 1(3)(iv) of this Article I or (b) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1(3) of this Article I and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, and (y) who timely complies with the written notice procedures set forth in this Section 1(3) of this Article I. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 1(3) of this Article I, such stockholder must have given timely notice thereof in proper written form to the Secretary.
(i)    To be timely, a stockholder’s notice for a director nomination proposed to be made at an Annual Meeting must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than forty-five (45) days nor more than seventy-five (75) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public announcement of the date of the Annual Meeting was made, whichever first occurs.
(ii)    To be in proper written form, a stockholder’s notice to the Secretary for the nomination of one or more directors must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) (A) the class or series and number of all shares of capital stock of the Corporation which are owned beneficially or of record by such person and any affiliates of such person and (B) a description in reasonable detail of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions engaged in by such person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such person is a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to capital stock of the Corporation, and (4) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates: (1) the name and record address of such person, (2) (A) the class or series and number of all shares of capital stock of the Corporation which are owned beneficially or of record by such person and (B) a description in reasonable detail of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions engaged in by such person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such person is a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to capital stock of the Corporation, (3) a description of all material relationships, agreements, arrangements, or understandings (whether written or oral) between such person and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, in such nomination, including any anticipated benefit therefrom to such person and (4) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Additionally, the stockholder giving notice must provide a written representation that he or she intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Such notice must be accompanied by, for each proposed nominee, (x) a completed and signed written questionnaire with respect to the background and qualification of such person (which questionnaire shall be in the form provided by the Secretary upon written request), (y) a written representation and agreement from such person that he or she (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors, (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, and (z) the written consent to being named as a nominee in any proxy statement relating to the meeting immediately following the submission of the notice pursuant to this Section 1(3) of Article I and to serve as a director if elected. The Corporation may also require each proposed nominee to furnish any other information (x) that may reasonably be requested by the Corporation to determine whether such person would be independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors or (y) that could be material to a reasonable stockholder’s understanding of independence, or lack thereof, of such person.

(iii)    A stockholder providing notice of any director nomination proposed to be made at an Annual Meeting pursuant to this Section 1(3) of Article I shall further update and supplement such notice if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1(3) of Article I shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than (x) five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting and (y) eight (8) business days prior to the Annual Meeting.
(iv)    Nominations made by the Board of Directors pursuant to Section 1(3)(a) of this Article I shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of any meeting of stockholders. At the request of the Secretary of the Corporation, each such proposed nominee shall provide the Corporation with such information concerning himself or herself as would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(v)    The Board of Directors shall determine in good faith whether a nomination of any director proposed to be brought before the meeting has been made in accordance with the procedures set forth in this Section 1(3) of Article I, and, if any proposed director nomination is not in compliance therefor.
(vi)    Notwithstanding the foregoing provisions of this Section 1(3) of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1(3) of Article I, including Rule 14a-19 under the Exchange Act.
(4)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Section 2.    Special Meetings.
(1)    Special meetings of the stockholders (each such meeting, a “Special Meeting”), other than those required by statute, may be called at any time by the President, Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and shall be called by the President at the request in writing of stockholders owning not less than ten percent (10%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any special meeting called at the request of the stockholders pursuant to the preceding sentence shall be held on a date no later than 60 days following the Corporation’s receipt of the stockholders’ written request for such a meeting (the “Special Meeting Request”). For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled Special Meeting, other than a Special Meeting called at the request of the stockholders in accordance with this Section 2(1) of Article I.
(2)    Only such business shall be conducted at a Special Meeting as shall have been brought before the meeting by or at the direction of the President, Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or the stockholders who submit a valid Special Meeting Request and deliver a written notice to the Secretary at the principal executive offices of the Corporation setting forth the information required under Section 1(2)(i) of this Article I and, provided that the Corporations’ notice of meeting provides that directors shall be elected at such meeting, the information required under Section 1(3)(ii) of this Article I, in each case, not later than the close of business on the 20th day following the Corporation’s receipt of the Special Meeting Request. In no event shall an adjournment or postponement of a Special Meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice.
(3)    Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.
(4)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any Special Meeting except in accordance with the procedures set forth in this Section 2; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with said procedures. The chairman of the Special Meeting shall, if the facts warrant, determine and declare to the meeting that business or any nomination was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he or she should so determine, he or she shall so declare to the meeting. Any such business or no nomination not properly brought before the Special Meeting shall not be transacted.
Section 3.    Notice of Meetings; Adjournments and Postponements.
(1)    Written notice of each Annual Meeting and Special Meeting shall be signed by the Chairman of the Board, the Executive Chairman (if any), the Chief Executive Officer, the President or the Secretary of the Corporation. The Board of Directors may, in its sole discretion, determine that an Annual Meeting or Special Meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation (as amended)).
(2)    Any meeting of stockholders, other than a Special Meeting called at the request of the stockholders in accordance with Section 2(1) of Article I, may be adjourned or postponed by the chairman of the meeting from time to time, without the need for approval thereof by stockholders, to reconvene or convene, respectively, at the same or some other time and place, if any. When a meeting of stockholders is adjourned or postponed to another time or place, notice need not be given of the adjourned or postponed meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned or postponed meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned or postponed meeting is more than 30 days after the date for which the meeting of stockholders was originally noticed, notice of the place, if any, date, and time of the adjourned or postponed meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned or postponed meeting, shall be given to each stockholder in conformity herewith. If after the adjournment or postponement a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned or postponed meeting of stockholders, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting of stockholders as of the record date fixed for notice of such adjourned or postponed meeting of stockholders. At any adjourned or postponed meeting of stockholders, exclusively the business may be transacted which might have been transacted at the original meeting of stockholders. In no event shall the adjournment or postponement of an Annual Meeting or Special Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as set forth in Section 1 or Section 2 of this Article I, as applicable.
Section 4.    Quorum.
(1)    At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
(2)    If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5.    Organization.
Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer or the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 6.    Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 7.    Proxies and Voting.
(1)    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
(2)    The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
(3)    Except as otherwise required by law, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, all matters, other than election of directors (which is subject to Article II, Section 1 hereof), shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.    Consent of Stockholders.
Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by the DGCL or these Bylaws to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if the action is evidenced by one or more written consents, which may be signed in counterparts, describing the action taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 8 of Article I and the DGCL to the Corporation, written consents signed by a sufficient number of holders of shares of capital stock of the Corporation to take action are delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing. A written consent of the stockholders given in accordance with this Section 8 has the same force and effect as a vote of such stockholders and may be stated as such in any document. The record date for determining stockholders entitled to take action without a meeting is set forth in Section 3 of Article V.
Section 9.    Stock List.
The officer who has charge of the stock ledger of the Corporation shall, no later than the tenth (10th) day before each meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date in the manner provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.
ARTICLE II.

BOARD OF DIRECTORS
Section 1.    Number, Election and Term of Directors.
The number of directors which shall constitute the Whole Board shall be not less than five (5) and not more than twelve (12). Within the limits above specified, the number of the directors of the Corporation shall be determined by resolution adopted by the Board of Directors. All directors shall be elected annually. Except as provided in Section 2 of this Article II, each director shall be elected by a “majority of votes cast” (as defined herein) to hold office until his or her successor is elected and qualified, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. For the purposes of this Section 1 of this Article II, a “majority of votes cast” means that the number of votes properly cast “for” a director nominee exceeds the number of votes properly cast “against” and/or “withheld” with respect to that director nominee. Abstentions and broker non-votes do not count as votes “against” and have no effect with respect to the election of directors. The composition of the Board of Directors and the committees thereof shall comply with applicable requirements of the DGCL, the SEC and NASDAQ Stock Market, or such other organization, association or entity with which any class of the Corporation’s securities are listed. Directors need not be residents of Delaware or stockholders of the Corporation. The Board of Directors shall designate one director as the Chairman of the Board (who may also be designated as Executive Chairman if serving as an employee of the Corporation), who shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chairman of the Board’s absence, the duties as Chairman of the Board shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the Chief Executive Officer or President.
Section 2.    Newly Created Directorships and Vacancies.
Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled only by (i) the holders of a majority of the voting power of all then outstanding capital stock of the Corporation then entitled to vote generally in the election of directors at a meeting of stockholders called for such purpose or (ii) the unanimous written consent or vote of a majority of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next Annual Meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 3.    Regular Meetings.
Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 4.    Special Meetings.
Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by the President, and shall be called by the Secretary on the written request of any two directors and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, if any, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone, facsimile or electronic transmission of the same not less than 48 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a Special Meeting.

Section 5.    Quorum.
A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date, or time, without further notice or waiver thereof.
Section 6.    Participation in Meetings By Conference Telephone.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 7.    Conduct of Business.
At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and, except as otherwise expressly required by law, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.
Section 8.    Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.
Section 9.    Action Without Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article II, may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board of Directors or of such committee, as the case may be.
ARTICLE III.

COMMITTEES
Section 1.    Committees of the Board of Directors.
The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2.    Audit Committee.
An audit committee of the Board of Directors (the “Audit Committee”) shall consist of at least three directors designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3 of Article II after each Annual Meeting or as soon thereafter as conveniently possible. The Audit Committee shall consist solely of directors who are “independent” as determined under the corporate governance standards of the NASDAQ Stock Market applicable to the Corporation and satisfy the requirements of SEC Rule 10A-3. At least one of the members of the Audit Committee shall be determined by the Board of Directors to be an “audit committee financial expert” as defined in SEC Rule 407(d)(5). Members of the Audit Committee shall review and supervise the financial controls of the Corporation, make recommendations to the Board of Directors regarding the Corporation’s auditors, review the books and accounts of the Corporation, meet with the officers of the Corporation regarding the Corporation’s financial controls, act upon recommendations of the auditors and take such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Corporation.
Section 3.    Compensation Committee.
The compensation committee of the Board of Directors (the “Compensation Committee”) shall consist of two or more directors to be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3 of Article II after each Annual Meeting or as soon thereafter as conveniently possible. Each member of the Compensation Committee shall be “independent” as determined under the corporate governance standards of the NASDAQ Stock Market applicable to the Corporation. The Compensation Committee shall review with management cash and other compensation policies for employees, shall determine the compensation of the Chief Executive Officer and each of the other executive officers of the Corporation and shall make recommendations to the Chief Executive Officer regarding the compensation to be established for all other officers of the Corporation. In addition, the Compensation Committee shall have full power and authority to administer the Corporation’s stock plans and, within the terms of the respective stock plans, determine the terms and conditions of issuances thereunder.
Section 4.    Directors’ Nominating Committee.
A directors’ nominating committee of the Board of Directors (the “Nominating Committee”) shall be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3 of Article II after each Annual Meeting or as soon thereafter as conveniently possible. The Nominating Committee shall consist solely of directors who are

“independent” as determined under the corporate governance standards of the NASDAQ Stock Market applicable to the Corporation. The members of the Nominating Committees shall evaluate and select or recommend to the Board of Directors candidates to fill positions on the Board of Directors.
Section 5.    Conduct of Business.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The Board of Directors may designate one (1) or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.
Section 6.    Minutes.
Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Corporation’s Secretary, any Assistant Secretary or any other designated person shall (a) serve as the Secretary of the special or standing committees of the Board of Directors, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.
ARTICLE IV.

OFFICERS
Section 1.    Generally.
The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer; may include an Executive Chairman, as elected or appointed by the Board of Directors; and may further include, without limitation, such other officers and agents, including, without limitation, a Chief Financial Officer, one or more Vice Presidents (anyone or more of which may be designated Senior Executive Vice President,

Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as the Board of Directors, Chairman of the Board, Chief Executive Officer or President deem necessary and elect or appoint. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every Annual Meeting. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these Bylaws, the Board of Directors, Chairman of the Board, Chief Executive Officer or President, as applicable. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.
Section 2.    Executive Chairman.
The Board of Directors may appoint an Executive Chairman if the Chairman of the Board is an employee of the Corporation. The Executive Chairman shall, in general, perform such duties as may be prescribed by the Board of Directors. He or she shall, in coordination with the Chief Executive Officer, formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He or she may sign with the Chief Executive Officer, the President or any other officer of the Corporation thereunto authorized by the Board of Directors certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.
Section 3.    Chief Executive Officer.
The Chief Executive Officer shall, in general, perform such duties as usually pertain to the position of chief executive officer and such other duties as may be prescribed by the Board of Directors. He or she shall, in coordination with the Executive Chairman (if any), formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He or she may sign with the Executive Chairman (if any), President or any other officer of the Corporation thereunto authorized by the Board of Directors certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds or bonds, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these Bylaws or by the Board of Directors or to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

Section 4.    President.
The President, subject to the control of the Board of Directors, the Executive Chairman (if any) and the Chief Executive Officer, shall in general supervise and control the business and affairs of the Corporation. The President shall keep the Board of Directors, the Chairman of the Board and the Chief Executive Officer fully informed as they or any of them shall request and shall consult them concerning the business of the Corporation. He or she may sign with the Executive Chairman (if any), the Chief Executive Officer or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. In general, he or she shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these Bylaws, the Board of Directors, and such other duties as may be prescribed by the stockholders, the Board of Directors, the Chairman of the Board or the Chief Executive Officer, from time to time.
Section 5.    Vice President.
In the absence of the President, or in the event of his or her inability or refusal to act, the Senior Executive Vice President (or in the event there shall be more than one Vice President designated Senior Executive Vice President, any Senior Executive Vice President designated by the Board of Directors), or in the event of the Senior Executive Vice President’s inability or refusal to act, the Executive Vice President (or in the event there shall be more than one such officer, any such officer designated by the Board of Directors) shall perform the duties and exercise the powers of the President. Any Vice President authorized by resolution of the Board of Directors to do so, may sign with any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.
Section 6.    Treasurer.
The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each Annual Meeting, and at such other times as may be required by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 7.    Secretary.
The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the Corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.
Section 8.    Assistant Secretary or Treasurer.
The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. The Assistant Secretaries or Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.
Section 9.    Chief Financial Officer.
The Chief Financial Officer shall, in general, perform such duties as usually pertain to the position of chief financial officer and such duties as may be prescribed by the Board of Directors.
Section 10.    Delegation of Authority.
The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 11.    Removal.
Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 12.    Action with Respect to Securities of Other Corporations.
Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.
ARTICLE V.

STOCK
Section 1.    Certificates of Stock.
Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.
Section 2.    Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.
Section 3.    Record Date.
(1)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or postponement thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or postponed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned or postponed meeting.
(2)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 4.    Lost, Stolen or Destroyed Certificates.
In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.    Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI.

NOTICES
Section 1.    Notices.
If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
Section 2.    Waivers.
A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.
ARTICLE VII.

MISCELLANEOUS
Section 1.    Facsimile Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 2.    Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3.    Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.    Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 5.    Time Periods.
In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII.

SHAREHOLDER RIGHTS PLAN
Any Rights Plan adopted by the Board of Directors shall have a triggering “Acquiring Person” beneficial ownership threshold of 25% or higher. If the Board of Directors adopts a Rights Plan, such Rights Plan will be put to a vote of stockholders within 135 days of the date of adoption of such Rights Plan (the “135th Day Deadline”). If the Corporation fails to hold a stockholder vote on or prior to the 135th Day Deadline, then the Rights Plan shall automatically terminate on the 135th Day Deadline. If a stockholder vote is held on the Rights Plan and it is not approved by the holders of a majority of shares voted, then the Rights Plan shall expire on a date not later than the 135th Day Deadline. “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of common stock, new rights or preferred shares (or any other security or device that may be issued to stockholders of the Corporation, other than ratably to all stockholders of the Corporation) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement. The term “beneficial ownership” as used in the Rights Plan shall mean beneficial ownership as such term is defined in Rule 13d-3 promulgated by the SEC under the Exchange Act (as now or hereafter amended).
ARTICLE IX.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.    Right to Indemnification; Actions, Suits and Proceedings Other than by or in the Right of the Corporation.
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, other than an action by or in the right of the Corporation, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.
Section 2.    Indemnification for Expenses of a Witness.
Notwithstanding any other provision of this Article IX, to the extent that an indemnitee is a witness, or is made (or asked) to respond to discovery requests, in any proceeding to which an indemnitee is not a party, such indemnitee shall be indemnified against all expenses actually and reasonably incurred by or on its behalf in connection therewith.
Section 3.    Right to Advancement of Expenses.
In addition to the right to indemnification conferred in Section 1 of this Article IX, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 4.    Right of Indemnitee to Bring Suit.
If a claim under Section 1 or Section 2 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.
Section 5.    Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article IX shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of proceedings for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article IX but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.
Section 6.    Insurance.
The Corporation may purchase or maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article IX or the DGCL. For purposes of this Section 6, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company in accordance with the requirements of DGCL § 145(g).
Section 7.    Indemnification of Employees and Agents of the Corporation.
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.    Nature of Rights.
The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE X.

AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws. The holders of capital stock of the Corporation also have the power to adopt, amend or repeal these Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal these Bylaws, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.
ARTICLE XI.

SECTION 203 OF THE DGCL
The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.